Exhibit 99.1

NEWS RELEASE

CONTACTS: CONMED Corporation Robert Shallish Chief Financial Officer 315-624-3206 Joele Frank, Wilkinson Brimmer Katcher Andy Brimmer / Jamie Moser 212-355-4449

Curt Hartman Named President and CEO of CONMED Corporation

UTICA, New York, November 10, 2014 – CONMED Corporation (NASDAQ: CNMD) today announced that its Board of Directors has appointed Curt Hartman as President and Chief Executive Officer, effective immediately. Mr. Hartman joined the Company’s Board of Directors in March 2014 and was appointed Interim Chief Executive Officer in July 2014.

“After a broad search conducted with the advice of a nationally recognized executive search firm, I am very pleased to announce that the Board of Directors has selected Curt Hartman to be the Company’s President and Chief Executive Officer,” said Mark Tryniski, Chairman of CONMED’s Board of Directors. “This decision was based not only on his previous industry experience and demonstrated results, but also on the leadership qualities he has displayed while in the role of Interim Chief Executive Officer at CONMED. Curt has a thorough understanding of our business and operations, and a deep appreciation for the hard work and talent of our employees. We are very pleased Curt has accepted the permanent position and believe that he will lead the Company effectively into its next chapter of growth, profitability and improved performance.”

“I am honored and excited to become the President and Chief Executive Officer of CONMED Corporation,” said Mr. Hartman. “Since joining the CONMED board eight months ago I have become deeply familiar with our products, people and potential – and I am very enthusiastic about all three. I look forward to building on the work we have already started, and pursuing excellence at CONMED alongside our talented and dedicated employees in order to unlock our full potential, better enabling our customers to enhance patient outcomes. Through a renewed focus on operating performance and innovation, we will drive revenue and earnings growth, and build CONMED into the first choice for our customers’ needs, our employees’ talent and our shareholders’ capital.”

Before joining CONMED, Mr. Hartman had a twenty-two year career at Stryker Corporation where he served in a variety of executive leadership roles, including Interim Chief Executive Officer from February 2012 to October 2012, Chief Financial Officer from April 2009 to October 2012, Vice President of Finance from November 2008 to April 2009 and Global President, President and Vice President and General Manager of Stryker Instruments from September 1999 to November 2008. During his tenure at Stryker, Mr. Hartman focused on a number of initiatives including the successful completion of multiple acquisitions, debt offerings, share buybacks and an enhanced dividend policy while innovating the business model to address the changing healthcare landscape. Mr. Hartman initially joined Stryker in 1990 as a Manufacturing Engineer.

About CONMED

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute more than 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; and/or (viii) the Company’s ability to devise and execute strategies to respond to market conditions.